UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2009

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

98 San Jacinto Blvd., Suite 220
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed by Stratus Properties Inc. ( the “Company”), on May 2, 2008, CJUF II Stratus Block 21 LLC (the “Joint Venture”), a joint venture between the Company and Canyon-Johnson Urban Fund II, L.P. (“Canyon-Johnson”), entered into a Construction Loan Agreement with Corus Bank, N.A. (“Corus”) (the “Loan Agreement”).  Under the terms of the Loan Agreement, the Joint Venture could borrow up to $165.0 million to be used for development costs in connection with the Joint Venture’s W Austin Hotel & Residences project. Upon the execution of the Loan Agreement, the Joint Venture borrowed approximately $2.0 million, evidenced by a Promissory Note (the “Note”) secured by a first priority lien. The Joint Venture would be permitted to make additional borrowings for project costs under the Loan Agreement upon satisfaction of certain conditions, including each of the Company and Canyon-Johnson making certain required capital contributions to the Joint Venture.  Also as previously disclosed, on February 18, 2009, Corus entered into a written agreement with the Federal Reserve Bank of Chicago and a consent order with the Office of the Comptroller of the Currency, to maintain the financial soundness of Corus.  As a  result, Corus’ ability to meet its future funding commitments under the Loan Agreement has been uncertain.

In light of the foregoing, on June 26, 2009, Stratus Partnership Investments, L.P., a subsidiary of the Company that is jointly managed by the Company and Canyon-Johnson (“Stratus Partnership Investments”), entered into an Assignment and Assumption of Note, Mortgage and Other Loan Documents (the “Assignment”) with Corus whereby Corus assigned to Stratus Partnership Investments the Loan Agreement, the Note, and the related priority lien Mortgage and other related documents (collectively, the “Loan Documents”) along with the outstanding balance under the Loan Documents of approximately $2.2 million.  As consideration for the Assignment, Stratus Partnership Investments paid to Corus an amount equal to $250,000. No further amounts are owed to Corus.

In connection with the Assignment, Stratus Partnership Investments and the Joint Venture entered into an Agreement Regarding Corus Bank Loan, providing that Stratus Partnership Investments, as the holder of  the Loan Documents, shall not lend funds to the Joint Venture pursuant to the terms of the Loan Documents, and that the Joint Venture, as borrower under the Loan Documents,  shall not request to borrow funds or exercise any of its rights that entitle it to borrow funds under the Loan Documents, without the consent of both Stratus Partnership Investments and the Joint Venture.

The Joint Venture is actively pursuing an agreement with a third party lender to finance the future construction costs of the W Austin Hotel & Residences project.  In connection with obtaining financing from a third party lender, Stratus Partnership Investments will assign the first priority lien mortgage and any of the other Loan Documents, in present form or as may be amended, all as agreed to by and between the Joint Venture and such third party lender, to such third party lender.  If the Joint Venture does not timely secure project financing from a third party lender, or if the Company or Canyon-Johnson is unable to make required additional future capital contributions to the Joint Venture, the Joint Venture may be required to delay further construction of the project until an additional source of financing is available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
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Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date:  July 2, 2009